Ontario and Alberta - Form 27
British Columbia, Form 53-901F

MATERIAL CHANGE REPORT UNDER SECTION 75(2) OF THE SECURITIES ACT (ONTARIO),
SECTION 118(1) OF THE SECURITIES ACT (ALBERTA) AND
SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA)

MATERIAL CHANGE REPORT

ITEM 1	REPORTING ISSUER Buffalo Gold Ltd. Suite 880, 609 Granville Street Vancouver, BC V7Y 1G5
ITEM 2	DATE OF MATERIAL CHANGE September 12, 2003
ITEM 3	PRESS RELEASE Issued September 15, 2003 at Vancouver, BC
ITEM 4

SUMMARY OF MATERIAL CHANGE

Buffalo Gold Ltd. ("Buffalo") and New Claymore Resources Ltd. ("New Claymore") reports that it has received notice from BHP Billiton Diamonds Inc. ("BHPB") that it has terminated its option to acquire an interest in the Calling Lake and Varlaam Properties owned by Buffalo and New Claymore.

ITEM 5

FULL DESCRIPTION OF MATERIAL CHANGE

Buffalo Gold Ltd. ("Buffalo") and New Claymore Resources Ltd. ("New Claymore") reports that it has received notice from BHP Billiton Diamonds Inc. ("BHPB") that it has terminated its option to acquire an interest in the Calling Lake and Varlaam Properties owned by Buffalo and New Claymore. Buffalo and New Claymore own a 65% and 35% interest, respectively, in the Calling Lake and Varlaam Properties which cover approximately 201,344 Hectares in north-central Alberta.

Other than logging the drill core from the 2000 drill program conducted on the Calling Lake property, Buffalo is unaware of any exploration work conducted by BHPB during the term of the option agreement. Although gold exploration projects in southern China have become the Company's main focus, Buffalo and New Claymore will continue to seek a partner to further explore the Calling Lake Property.

ITEM 6	RELIANCE ON SECTION 85(2) OF THE ACT This report is not being filed on a confidential basis.
ITEM 7	OMITTED INFORMATION There are no significant facts required to be disclosed herein which have been omitted.

ITEM 8	DIRECTOR/SENIOR OFFICER Contact: John Tully Telephone: 604.685.5492
ITEM 9	STATEMENT OF SENIOR OFFICER/DIRECTOR The foregoing accurately discloses the material change referred to herein.

DATED at Vancouver, BC this 15th day of September 2003.
/s/ John Tully ----------------------------------------------- John Tully, President & Director